UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2010

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2010, Energy Focus, Inc. (the "Company") entered into a purchase agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company ("LPC"), whereby LPC has agreed to purchase 350,000 shares of the Company’s common stock together with a warrant to purchase an equivalent amount of shares, subject to the registration requirements described below, for total consideration of $375,000. LPC also agreed to purchase up to an additional 3,650,000 shares of common stock, at the company’s option as described below.

The Company has agreed in a registration rights agreement with LPC to file a registration statement with the United States Securities & Exchange Commission ("SEC") covering the shares issuable under the purchase agreement. After the registration statement has been declared effective, LPC shall purchase 350,000 shares of the Company’s common stock, together with the warrant to purchase 350,000 shares of common stock, for total consideration of $375,000. The warrant shall have a term of five (5) years, an exercise price of $1.20 and may not be exercised until six (6) months after issuance. There are no penalties or liquidated damages associated with the company’s registration obligations.

Following the effectiveness of the registration statement, LPC has agreed to purchase 3,650,000 shares of the Company’s common stock, over a 25 month period, as directed by the Company. The purchase price of these shares will be based on the market prices of the Company’s common stock at the time of the sale without any fixed discount. The Company may suspend purchases by LPC at any time and may, in its sole discretion, also accelerate or reduce purchases under certain conditions.

LPC cannot purchase shares of the Company’s common stock on any business day that the price of the common stock is below $1.00. The common stock purchase agreement may be terminated by the Company, at any time, at its discretion without any cost to it. The proceeds to be received by the Company under the agreement will be used for working capital and general corporate purposes. LPC has agreed not to engage in any shorting or hedging in any manner whatsoever. Upon entering into the purchase agreement, the Company issued to LPC 120,000 shares of its common stock as consideration for entering into the agreement and shall issue an equivalent amount of shares pro rata as LPC purchases the 3,650,000 shares.

The foregoing description of the purchase agreement, the registration rights agreement, and the form of warrant are qualified in their entirety by reference to the full text of the purchase agreement, the registration rights agreement, and the form of warrant, a copy of each of which is attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. LPC is an accredited investor under Regulation D and the issuance of the 120,000 shares is exempt from registration under Section 4(2) of the 1933 Securities Act, and the SEC’s Regulation D and Rule 506.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

March 19, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement dated as of March 17, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement dated as of March 17, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.
10.3	Form of Common Stock Purchase Warrant